                                                                 EXHIBIT (10)(a)

June 18, 2002


                                               By First Class and Certified Mail
                                               ---------------------------------
                                                        Return Receipt Requested

J. ALEXANDER'S CORPORATION &
J. ALEXANDER'S RESTAURANTS, INC.
ATTENTION:  R. GREGORY LEWIS, VP AND CFO
3401 WEST END AVE, SUITE 260
NASHVILLE, TN  37203                                   OBLIGATION 681118/315-323

RE: Extension of Maturity Date of Loan From Bank of America, NA ("Bank"), to J. Alexander's Corporation & J. Alexander's Restaurants, Inc. ("Borrower"), in the original principal amount of $20,000,000.00.

Dear Mr. Lewis,

Bank is owner and holder of the certain Promissory Note dated AUGUST 14, 2001, between Borrower and Bank (the "Note"). As of the date of this letter (the "Effective Date"), the outstanding principal balance of the Note is $14,399,380.26.

The Note has a maturity date of JULY 1, 2002, (the "Maturity Date"). The Borrower has requested and Bank has agreed to extend the Maturity Date of the Note. Effective as of the Effective Date, the Maturity Date is extended to OCTOBER 1, 2002, at which time all outstanding principal and accrued interest under the Note shall be due and payable in full. MONTHLY INTEREST PAYMENTS WILL CONTINUE TO BE DUE IN ACCORDANCE WITH THE NOTE. PRINCIPAL AND INTEREST SHALL BE PAID IN FULL IN A SINGLE PAYMENT ON OCTOBER 1, 2002.

This extension shall not by implication or otherwise limit the rights and remedies of the Bank under the Note and all other loan documents, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note and all other loan documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Bank of America, NA


By: /s/ Virginia Mooers
    ------------------------------------
    Virginia Mooers
    Loan Administrator

Cc: William Diehl, Client Manager